UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

IDX SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Vermont	0-26816	03-0222230
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

40 IDX Drive, South Burlington, VT	05403
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 802-862-1022

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this Report on Form 8-K is hereby incorporated in Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 22, 2004, IDX Systems Corporation (“IDX”) entered into a $50.0 million Revolving Credit Facility among IDX, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). The Credit Agreement provides unsecured revolving credit for $50.0 million with additional minimum increments of $25.0 million available up to a maximum of $150.0 million. Interest on outstanding borrowings is based upon one of two options, which IDX selects at the time of the borrowing. The first option is the highest of the bank’s prime rate, the secondary market rate for three-month certificates of deposit plus 1.0%, and the federal funds effective rate plus 0.5%. The second option is the London Interbank Offered Rate plus applicable margins ranging from 75.0 to 175.0 basis points as defined in the agreement and is available only for borrowings in excess of $2.0 million. The Credit Agreement contains customary representations, warranties and covenants, including financial covenants, for a transaction of this type. The new facility will expire on December 22, 2009 and can be used for general corporate purposes, including acquisitions.

A copy of the Credit Agreement is attached hereto as Exhibit 10 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDX SYSTEMS CORPORATION

Date: December 29, 2004	By:	/S/ JOHN A. KANE
John A. Kane Senior Vice President, Finance and Administration, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement by and among IDX, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent dated as of December 22, 2004.